UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2025

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-11676	22-1463699
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Executive Drive, Suite 300, West Orange, New Jersey	07052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock ($0.10 par value)	BELFA	Nasdaq Global Select Market
Class B Common Stock ($0.10 par value)	BELFB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 10, 2025, Bel Fuse Inc. (the “Company” or "Bel") filed a Current Report on Form 8-K (the “Initial Form 8‑K”) disclosing that on December 4, 2025, the Company, upon the recommendation of the Audit Committee (the "Audit Committee") and with the approval of the Board of Directors of the Company (the “Board”), notified Grant Thornton LLP (“Grant Thornton”), the Company’s then-current independent registered public accounting firm, that it would be dismissed from that position. Grant Thornton was previously engaged to audit the Company’s consolidated financial statements for the year ended December 31, 2025. The appointment of Deloitte & Touche LLP (“Deloitte”) did not affect Grant Thornton’s engagement for the year ended December 31, 2025. The Initial Form 8-K disclosed that on December 4, 2025, upon the recommendation of the Audit Committee and approval of the Board, the Company appointed Deloitte as the Company’s new independent registered public accounting firm for the Company’s first quarter ending March 31, 2026 and its fiscal year ending December 31, 2026. This Current Report on Form 8-K/A (Amendment No. 1) to the Initial Form 8-K is being filed to disclose the effective date of Grant Thornton’s dismissal upon completion of its engagement and to update the disclosures required by Item 304(a) of Regulation S-K through that date.

Item 4.01.  Changes in Registrant’s Certifying Accountant.

Grant Thornton served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025. On February 24, 2026, when the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 with the United States Securities and Exchange Commission (the “SEC”), Grant Thornton completed its engagement for the audit of the Company’s consolidated financial statements for the year ended December 31, 2025. Accordingly, Grant Thornton’s dismissal was effective February 24, 2026.

During the Company’s two most recent fiscal years ended December 31, 2024 and 2025, and the subsequent interim period through February 24, 2026: (i) the Company did not have any disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of disagreement in connection with their reports on the Company’s consolidated financial statements; and (ii) there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K. Grant Thornton’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2025 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided Grant Thornton with a copy of this Current Report on Form 8-K/A prior to its filing with the SEC and requested that Grant Thornton furnish it with a letter addressed to the SEC stating whether or not it agrees with the statements in this Item 4.01 in response to Regulation S-K Item 304(a) and, if it does not agree, the respects in which it does not agree.  A copy of Grant Thornton’s letter, dated February 24, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.

As previously disclosed in the Initial Form 8-K, on December 4, 2025, the Company appointed Deloitte as the Company’s new independent registered public accounting firm, for the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2026 and review of the Company’s consolidated financial statements for the related interim periods, commencing with the review of Bel’s consolidated financial statements for the fiscal quarter ending March 31, 2026. The appointment of Deloitte was recommended by the Audit Committee and approved by the Board on December 4, 2025.

During the Company’s two most recent fiscal years ended December 31, 2024 and 2025, and the subsequent interim period through February 24, 2026, neither the Company, nor anyone on its behalf, consulted with Deloitte regarding: (1) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and Deloitte did not provide a written report or oral advice on any accounting, auditing or financial reporting issue that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter to Securities and Exchange Commission from Grant Thornton LLP, dated February 24, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2026	BEL FUSE INC.
(Registrant)

By:	/s/Farouq Tuweiq
Farouq Tuweiq
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter to Securities and Exchange Commission from Grant Thornton LLP, dated February 24, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)